UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 30, 2008

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 30, 2008, Great Lakes Dredge & Dock Corporation (the “Company”), the owner of 85% of the outstanding shares of North American Site Developers, Inc., a Massachusetts corporation (“NASDI”), and Christopher A. Berardi, the President of NASDI, entered into a series of transactions for the purpose of restructuring the Company’s arrangements with Mr. Berardi.  Specifically,

•                                         the Company acquired the remaining 15% of NASDI from Mr. Berardi, for $5,000 in cash;

•                                         the Company then cancelled approximately $28 million of intercompany indebtedness owed by NASDI to the Company in exchange for additional shares of NASDI;

•                                         the Company then contributed its 100% interest in NASDI to a newly formed holding company, NASDI Holdings Corporation, a Delaware corporation (the “Holding Corporation”), and NASDI was then converted from a Massachusetts corporation into NASDI, LLC, a Delaware limited liability company (“NASDI, LLC”).

Pursuant to the Limited Liability Company Agreement of NASDI, LLC, dated April 30, 2008 (the “LLC Agreement”), 100% of NASDI LLC’s Class A Percentage Interests (as defined in the LLC Agreement) were issued to Holding Corporation.  In addition, 65% of NASDI LLC’s Class B Percentage Interests (as defined in the LLC Agreement) were issued to Holding Corporation and the remaining 35% of NASDI, LLC’s Class B Percentage Interests (as defined in the LLC Agreement) were issued to Mr. Berardi.  The LLC Agreement provides, among other things, that

•                                         Unless otherwise required by applicable law or the Delaware Limited Liability Company Act, the Class A Members (as defined in the LLC Agreement) have the sole right and power to vote on any matter submitted for approval or consent of the members and the Class B Members (as defined in the LLC Agreement) do not have the right or power to vote in respect of such matters;

•                                         NASDI, LLC is managed by a board of managers consisting of three members, two of which that are appointed by Holding Corporation and one that is appointed by Mr. Berardi (as long has he continues as a Class B Member);

•                                         the Available Cash Flow (as defined in the LLC Agreement), other than from a Sale Transaction (as defined in the LLC Agreement), will be distributed to the Class B Members in accordance with their Class B Percentage Interests on an annual basis; and

•                                         the Available Cash Flow from a Sale Transaction will be distributed, first, to the Class A Members until the Class A Members have received $28,000,000, and second, to the Class B Members in accordance with their Class B Percentage Interests.

The foregoing summary is a description of certain terms of the LLC Agreement and is qualified in its entirety by reference to the full text of the LLC Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Holding Corporation also entered into an Employment Agreement, dated April 30, 2008 (the “Employment Agreement”), with Mr. Berardi, pursuant to which Mr. Berardi will serve as the President of the Holding Corporation.  The Employment Agreement is for a term of one year, and it shall automatically renew for additional one year terms unless a party provides written notice of termination within thirty days prior to the end of any then current term.  Pursuant to the Employment Agreement, Mr. Berardi will receive an annual salary of $267,000, may participate in all insurance and fringe benefit programs of the Holding Corporation and, in the event of a sale of all or a material portion of the Holding Corporation or NASDI, LLC, shall be entitled to a cash payment equal to 35% of the proceeds received by Holding Corporation in connection with the disposition of NASDI LLC or Holding Corporation to any entity not affiliated with the Company, but such payment shall not exceed $9,800,000.  Mr. Berardi’s employment is subject to non-compete and confidentiality provisions as set forth in the Employment Agreement.  The foregoing summary is a description of certain terms of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

10.1	Limited Liability Company Agreement of NASDI, LLC, dated April 30, 2008, by and among NASDI Holdings Corporation, Christopher A. Berardi and NASDI, LLC.

10.2	Employment Agreement, dated as of April 30, 2008, by and between NASDI Holdings Corporation and Christopher A. Berardi.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(Registrant)

Date: May 5, 2008	By:	/s/ Deborah A. Wensel
		Name:	Deborah A. Wensel
		Title:	Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Limited Liability Company Agreement of NASDI, LLC, dated April 30, 2008, by and among NASDI Holdings Corporation, Christopher A. Berardi and NASDI, LLC.

10.2	Employment Agreement, dated as of April 30, 2008, by and between NASDI Holdings Corporation and Christopher A. Berardi.